Exhibit 26

STATEMENT OF UNDERTAKING

This Statement of Undertaking (as amended, restated, supplemented or otherwise modified from time to time, this “Undertaking”) is made effective as of July 15, 2016 (the “Effective Date”), by and among, on the one hand, Stilwell Value Partners IV, L.P., a Delaware limited partnership (“Stilwell Value Partners IV”), Stilwell Activist Fund, L.P., a Delaware limited partnership (“Stilwell Activist Fund”), Stilwell Activist Investments, L.P., a Delaware limited partnership (“Stilwell Activist Investments”), Stilwell Associates, L.P., a Delaware limited partnership (“Stilwell Associates”), and Joseph Stilwell, an individual (“Joseph Stilwell”, and together with Stilwell Value Partners IV, Stilwell Activist Fund, Stilwell Activist Investments, Stilwell Associates, each a “Warrantholder” and collectively the “Warrantholders”), and, on the other hand, Kingsway Financial Services, Inc., a corporation incorporated under the Business Corporations Act (Ontario) (the “Company”).

Reference is made to those certain Series B Warrants, dated, as applicable, as of September 16, 2013, or July 8, 2014, evidencing the Warrantholders’ rights to purchase an aggregate of seven hundred eight thousand three hundred forty-seven (708,347) shares of the common stock of the Company, no par value per share (the “Warrants”), pursuant to and in accordance with that certain Common Stock Warrant Agreement, dated as of September 16, 2013, as amended and restated by that certain Amended and Restated Common Stock Warrant Agreement, dated as of July 8, 2014, by and between the Company and Computershare Trust Company of Canada, a trust company licensed to carry on business in all Provinces of Canada (as amended, the “Agreement”).

Each Warrantholder hereby undertakes not to exercise the Warrants held by it, and the Company acknowledges that for so long as this Undertaking exists it shall not give effect to any such exercise of the Warrants, if and to the extent that, after giving effect to such exercise, such Warrantholder (individually or together with the other Warrantholders and any other persons whose beneficial ownership of the Company’s common stock would be aggregated with such Warrantholder’s for the purposes of Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise under any applicable statute), would in the aggregate beneficially own that number of shares of common stock of the Company which is in excess of nineteen and ninety-five one-hundredths percent (19.95%) of the total number of issued and outstanding shares of common stock of the Company or voting power of the Company (including for such purpose the shares of common stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder of the total issued and outstanding voting securities of the Company, immediately after giving effect to such exercise. This Undertaking will be of no force and effect and will terminate immediately upon the earlier of: (i) that date that is two (2) years after the Effective Date; or (ii) the execution by all of the Warrantholders and the Company of a written instrument that terminates this Undertaking.

THIS UNDERTAKING SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE State of Delaware. Any action or claim arising out of any dispute in connection with this Undertaking, any rights or obligations hereunder or the performance or enforcement of such rights or obligations may be brought in the courts of the State of Delaware and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the undersigned by mail at the respective addresses specified in the warrant register setting forth the names and addresses of the Warrantholders. The undersigned hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

No waiver, modification or amendment of any provision of this Undertaking shall be effective unless specifically made in writing and duly signed by the Warrantholders and acknowledged by the Company.

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IN WITNESS WHEREOF, intending to be legally bound, the undersigned have caused this Undertaking to be duly executed effective as of the date first above written.

Stilwell Value Partners IV, L.P.

By:	STILWELL VALUE LLC
General Partner

By: /s/ Megan Parisi
Megan Parisi
Member

STILWELL ACTIVIST FUND, L.P.

By:	STILWELL VALUE LLC
General Partner

By: /s/ Megan Parisi
Megan Parisi
Member

STILWELL ACTIVIST INVESTMENTS, L.P.

By:	STILWELL VALUE LLC
General Partner

By: /s/ Megan Parisi
Megan Parisi
Member

STILWELL ASSOCIATES, L.P.

By:	STILWELL VALUE LLC
General Partner

By: /s/ Megan Parisi
Megan Parisi
Member

/s/ Joseph Stilwell
Joseph Stilwell

Acknowledged effective as of the Effective Date:

KINGSWAY FINANCIAL SERVICES, INC.

By: /s/ William A. Hickey, Jr.
Name:	William A. Hickey, Jr.
Title:	Executive Vice President